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                                                                  EXHIBIT 10.52

                              EMPLOYMENT AGREEMENT



         EMPLOYMENT AGREEMENT, dated October 7, 1998 by and between NTN COMMUNICATIONS, INC., a Delaware corporation (the "Company"), and Stanley B. Kinsey (the "Executive").

         1.       Term of Employment
                  ------------------

         Subject to the provisions of Section 10 below, the Company shall employ the Executive, and the Executive shall serve the Company in the capacity of Chief Executive Officer for a term of three (3) years commencing as of October 7, 1998 and ending October 6, 2001 (the "Term of Employment"). Such term shall be automatically extended for an additional one year unless either party provides the other party with notice of intent not to renew by June 30 of the year of expiration of the Term of Employment.

         2.       Duties
                  ------

         During the Term of Employment, the Executive will serve as the Company's Chief Executive Officer and will report directly to the Board of Directors. Executive will serve the Company faithfully, diligently, and competently and to the best of his ability. During the Term of Executive's employment under this Agreement, the Company will use its best efforts to cause the Executive to be a member of the Company's Board of Directors.

         3.       Compensation
                  ------------

         During the Term of Employment, the Company shall pay to the Executive as compensation for the performance of his duties and obligations hereunder a salary at the rate of $285,000 per annum during each year of the term of this Agreement. Such salary shall be paid bi-weekly. After the first year, the Executive's salary shall be increased on the anniversary date each year during the Term of Employment in proportion to any upward changes in the Consumer Price Index of the U.S. Bureau of Labor Statistics of Urban Wage Earners and Clerical Workers, U.S. City Average (1967=100) during the calendar year immediately preceding each such anniversary date (in the event that such index shall be changed or discontinued, the index published by the United States Government which is most nearly the same as such index shall be used to make the foregoing calculations).

         In addition, on or before January 15, 1999, the Executive and the Compensation Committee of the Board of Directors of the Company shall agree upon a bonus program for the Executive.

         4.       Expenses and Other Benefits.
                  ----------------------------

         All travel, entertainment and other reasonable business expenses incident to the rendering of services by the Executive hereunder will be promptly paid or reimbursed by the Company


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subject to submission by the Executive in accordance with the Company's policies in effect from time to time.

         The Executive shall be entitled during the Term of Employment to participate in employee benefit and welfare plans and programs of the Company including any employee incentive stock option plans, qualified or unqualified, to the extent that any other executives or officers of the Company or its subsidiaries are eligible to participate and subject to the provisions, rules, regulations, and laws applicable thereto. Notwithstanding the foregoing, the Company shall provide the Executive, at a minimum, with the following benefits:

                  (a) Coverage, at no expense to the Executive, of the Executive, his wife, if any, and those of his children who qualify as his dependents under Section 152 of the Internal Revenue code of 1954, under a major medical insurance program with an annual cumulative deductible amount of no more than $500;

                  (b) Coverage of the Executive by term life insurance, payable to his designated beneficiary, in the amount of $1,000,000, and, in the event of accidental death or dismemberment, in the amount of $2,000,000. The premium relating to such coverage shall not exceed $4,000 per year. Coverage shall begin the first day of the Term of Employment hereunder and shall continue throughout the Term of Employment; and

                  (c) A paid vacation of five (5) weeks, in addition to any authorized holidays of the Company, during each 12-month period during the Term of Employment.

         The Company will grant the Executive options to purchase 1,300,000 shares of the Company's Common Stock. The exercise price of options to purchase 650,000 shares shall be $.625 per share and the exercise price of options to purchase 650,000 shares shall be $1.00 per share. The form of such options is attached hereto as Exhibit A. In addition, on October 7, 1999 the Company will grant the Executive an option to purchase 500,000 shares of the Company's Common Stock at the closing price as of such date. Such option will be substantially in the form attached hereto as Exhibit A. The Company will not be obligated to grant such 500,000 share option to the extent a Change of Control Event has occurred by such date. Notwithstanding anything to the contrary contained in the options, all of the Executive's options will immediately vest upon a "Change of Control Event," as defined in Section 10 hereof.

         5.       Death or Disability
                  -------------------

         This Agreement shall be terminated by the death of the Executive and also may be terminated by the Board of Directors of the Company if the Executive shall be rendered incapable by illness or any physical or mental disability (individually, a "disability") from substantially complying with the terms, conditions and provisions to be observed and performed on his part for a period in excess of six months (whether or not consecutive) during any 12 months during the Term of Employment. If this Agreement is to be terminated by reason of illness, or any physical or mental disability of the Executive, the Company shall give thirty days' written notice to that effect to the Executive in the manner provided herein and the Executive shall be entitled to 75% of the Executive's compensation that was to accrue during the balance of the Term of Employment, including those benefits described in Sections 4(a) and (b) hereof.

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         6.       Disclosure of Information; Inventions and Discoveries
                  -----------------------------------------------------

         Except as provided in the California Labor Code, the Executive shall promptly disclose to the Company all processes, trademarks, inventions, improvements, discoveries and other information (collectively, "developments") directly related to the business of the Company conceived, developed or acquired by him alone or with others during the Term of Employment by the Company, whether or not during regular working hours or through the use of material or facilities of the Company. For the purpose of Sections 6, 7 and 8 hereof, the business of the Company includes without limitation the fields of electronically simulated sports games or interactive television applications. All such developments shall be the sole and exclusive property of the Company, and upon request the Executive shall deliver to the Company all drawings, sketches, models and other data and records relating to such development. In the event any such development shall be deemed by the Company to be patentable, the Executive shall, at the expense of the Company, assist the Company in obtaining a patent or patents thereon and execute all documents and do all other things necessary or proper to obtain letters patent and invest the Company with full title thereto.

         7.       Non-Competition
                  ---------------

         The Company and the Executive agree that the services rendered by the Executive hereunder are unique and irreplaceable. During his employment by the Company and to the extent permitted by law, for a period of one year thereafter, the Executive shall not become an executive officer (other than an officer whose function substantially relates to financial matters) of any business in the fields of electronically simulated sports games or interactive television, which in the judgment of the Company is, or as a result of the Executive's engagement or participation would become, directly competitive with any aspect of the business of the Company.

         8.       Non-Disclosure
                  --------------

         The Executive will not at any time after the date of this Employment Agreement divulge, furnish or make accessible to anyone (otherwise than in the regular course of business of the Company) any knowledge or information with respect to confidential or secret processes, inventions, discoveries, improvements, formulas, plans, material, devices, ideas or other know-how, whether patentable or not, with respect to any confidential or secret engineering, development or research work or with respect to any other confidential or secret aspect of the business of the Company (including, without limitation, customer lists, supplier lists and pricing arrangements with customers or suppliers), except to the extent such disclosure is (a) in the performance of his duties under this Agreement, (b) required by applicable law,
(c) lawfully obtainable from other sources, (d) authorized in writing by the Company, or (e) when required to do so by legal process, that requires him to divulge, disclose or make accessible such information.

         9.       Remedies
                  --------

         The Company may pursue any appropriate legal, equitable or other remedy, including injunctive relief, in respect of any failure by the Executive to comply with the provisions of



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Section 6, 7 or 8 hereof, it being acknowledged by the Executive that the remedy at law for any such failure would be inadequate. If the Company shall have failed to cure any material breach by the Company of any material provision of this Agreement within 30 days after notice by the Executive to the Company specifying such breach with particularity, the Executive may, in addition to other remedies, give notice to the Company of acceleration of the entire amount of compensation which was to accrue to the Executive during the balance of the Term of Employment, and such amount shall be immediately due and payable to the Executive.

         10.      Termination
                  -----------

         The Executive's employment with the Company may be terminated by the Board of Directors of the Company (i) upon three (3) days' notice to the Executive in the event of the Executive's personal dishonesty, willful misconduct or breach of fiduciary duty or (ii) upon thirty (30) days' notice to the Executive if the Executive shall be in material breach of any material provision of this Employment Agreement other than as provided in clause (i) above and shall have failed to cure such breach during such thirty day period. Any such notice to the Executive shall specify with particularity the reason for termination or proposed termination. In the event of termination under this
Section 10 or under Section 5 (except as provided therein), the Company's unaccrued obligations under this Agreement shall cease and the Executive Shall forfeit all right to receive any unaccrued compensation or benefits hereunder but shall have the right to reimbursement of expenses already incurred. Notwithstanding any termination of the Agreement pursuant to this Section 10 or by reason of disability under Section 5, the Executive, in consideration of his employment hereunder to the date of such termination, shall remain bound by the provisions of Section 6, 7 and 8 (unless this Agreement is terminated on account of the breach hereof by the Company) of this Agreement except that if this Agreement is terminated following a Change in Control Event (as defined below) then the Executive shall remain bound only by the provisions of Sections 6 and
8. Termination without cause or any attempt by the Board of Directors of the Company to reassume any of the responsibilities or duties from the Executive or to change the duties of the Executive without cause shall be deemed a breach of this Agreement by the Company without cause and shall immediately entitle the Executive, as liquidated damages therefore, to the entire remaining balance due him as compensation pursuant to this Agreement.

         Subject to the provisions set forth in the immediately following paragraph, notwithstanding anything contained herein to the contrary, if the Company terminates the Executive's employment other than for cause, the Executive shall only be entitled to receive the lesser of (i) one year's salary or (ii) the remaining salary due the Executive pursuant to the Term of Employment.

         Notwithstanding anything to the contrary contained herein, the Executive or the Company shall have the option to terminate this Agreement at any time following a "Change in Control Event." In the event of such termination either by the Company or by the Executive following a Change in Control Event, the Executive shall be entitled to receive one year's salary, a pro rata portion of the bonus earned by the Executive to the date of termination of employment and continuation of employee benefits for one year. A "Change in Control Event" shall mean:

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                  (a) The acquisition by any individual entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (a "Person") of beneficial ownership of 50% or more of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Voting Securities") or any approval of such acquisition by the Board of Directors of the Company, provided that such acquisition is accomplished within six months of such approval; provided, however, that the following acquisitions shall not constitute a Change in Control Event: (A) any acquisition by the Company or (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company.

                  (b) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual who becomes a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                  (c) Approval by the shareholders of the Company of a reorganization, merger or consolidation (a "transaction"), unless, following such transaction in each case, more than 50% of, respectively, the then outstanding shares of common stock of the Company resulting from such transaction and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entitles who were the beneficial owners, respectively, of the outstanding Common stock and Outstanding Voting Securities immediately prior to such transaction; or

                  (d) Approval by the shareholders of the Company of (A) a complete liquidation or dissolution of the Company or (B) the sale or other disposition of all or substantially all of the assets of the Company unless such assets are sold to a corporation and following such sale or other disposition, the condition described in paragraph (c) above is satisfied.

         11.      Resignation
                  -----------

         In the event that the Executive's services hereunder are terminated under Section 5 or 10 of this Agreement (except by death), the Executive agrees that he will deliver his written resignation as a Director of the Company to the Board of Directors, such resignation to become effective immediately.


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         12.      Data
                  ----

         Upon expiration of the Term of Employment or termination pursuant to
Section 5 or 10 hereof, the Executive or his personal representative shall promptly deliver to the Company all books, memoranda, plans, records and written data of every kind relating to the business and affairs of the Company which are then in his possession on account of his employment hereunder, but excluding all such materials in the Executive's possession which are personal and not property of the Company or which he holds on account of his past or current status as a director or shareholder of the Company.

         13.      Arbitration
                  -----------

         Any dispute or controversy arising under this Agreement or relating to its interpretation or the breach hereof, including the arbitrability of any such dispute or controversy, shall be determined and settled by arbitration in San Diego, California pursuant to the Rules then obtaining of the American Arbitration Association. Any award rendered herein shall be final and binding on each and all of the parties, and judgment may be entered thereon in any court of competent jurisdiction.

         14.      Insurance
                  ---------

         The Company shall have the right at its own cost and expense to apply for and to secure in its own name, or otherwise, life, health or accident insurance or any or all of them covering the Executive, and the Executive agrees to submit to any usual and customary medical examination and otherwise to cooperate with the Company in connection with the procurement of any such insurance, and any claims thereunder.

         15.      Waiver of Breach
                  ----------------

         Any waiver of any breach of this Employment Agreement shall not be construed to be a continuing waiver or consent to any subsequent breach on the part either of the Executive or of the Company.

         16.      Assignment
                  ----------

         Neither party hereto may assign his or its rights or delegate his or its duties under this Employment Agreement without the prior written consent of the other party; provided, however, that this Agreement shall inure to the benefit of and be binding upon the successors and assignees of the Company, all as though such successors and assignees of the Company and their respective successors and assignees were of the Company, upon (a) a sale of all or substantially all of the Company's assets, or upon merger or consolidation of the Company with or into any other corporation, and (b) upon delivery on the effective day of such sale, merger or consolidation to the Executive of a binding instrument of assumption by such successors and assigns of the rights and liabilities of the Company under this Agreement, provided, however, that no such assignment or transfer will relieve the Company from its payment obligations hereunder in the event the transferee or assignee fails to timely discharge them. No rights or obligations of the Executive under this Agreement may be assigned or transferred other than




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his rights to compensation and benefits, which may be transferred by will or operation of law or as otherwise specifically provided or permitted hereunder or under the terms of any applicable employee benefit plan.

         17.      Notices
                  -------

         Any notice required or desired to be given hereunder shall be in writing and shall be deemed sufficiently given when delivered or 3 days after mailing in United States certified or registered mail, postage prepaid, to the party for whom intended at the following address:

         The Company:

                           NTN COMMUNICATIONS, INC.
                           5966 La Place Court
                           Suite 100
                           Carlsbad, CA 92008

         The Executive:

                           Stanley B. Kinsey
                           P. O. Box 3050
                           6821 Farms View Court
                           Rancho Santa Fe, CA 92067

or to such other address as either party may from time to time designate by like notice to the other.

         18.      General
                  -------

         The terms and provisions of this Agreement shall constitute the entire agreement by the Company and the Executive with respect to the subject matter hereof, and shall supersede any and all prior agreements or understandings between the Executive and the Company, whether written or oral. This Agreement may be amended or modified only by a written instrument executed by the Executive and the Company, and any such amendment or modification or any termination of this Agreement shall become effective only after written approval thereof has been received by the Executive. This Agreement shall be governed by and construed in accordance with California law. In the event that any terms or provisions of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of the remaining terms and provisions hereof. In the event of any judicial, arbitral or other proceeding between the parties hereto with respect to the subject matter hereof, the prevailing party shall be entitled, in addition to all other relief, to reasonable attorneys' fees and expenses and court costs.


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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                                         NTN COMMUNICATIONS, INC.



                                         By: /s/ William D. Gould
                                            --------------------------------
                                                    Secretary

AGREED TO AND ACCEPTED:



By: /s/ Stanley B. Kinsey
   --------------------------
         Stanley B. Kinsey

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